EX-2.00
                                  RESOLUTION

                        EAST STATE ANTIQUES MALL, INC.


      BE IT HEREBY RESOLVED, we the shareholders of East State Antiques Mall, Inc. agree to sell East State Antiques Mall, Inc. to UBuy2 Inc. The purchase price to be 10,000 shares of UBuy2 Inc. stock. This is a Delaware corporation.

      The reason for this is that we do not have the capital to pursue the Internet Auction Service.



                                                    -------------------------
                                                    Howard Miller

                                                    -------------------------
                                                    Stanley Miller


 Dated: January 20, 2000

                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 09:01 AM 01/27/2000
                                                       001042061 - 3159831


                              STATE OF DELAWARE
                             AGREEMENT OF MERGER
                                   BETWEEN
                      (A Delaware Domestic Corporation)
                                     AND
                           (A Foreign Corporation)
                           (State of Incorporation)


      This Plan and Agreement of Merger made and entered into on the 24th day of January, 2000,  by and between  UBuy2 Inc., a  Delaware Corporation,  and

 State Street Antiques Mall, Inc., an Illinois Corporation.

      WITNESSETH:

      WHEREAS, the  Delaware  Corporation  is  a  Corporation  organized  and existing under  the  laws of  the  State  of Delaware,  its  Certificate  of

 Incorporation having been filed in the  Office of the Secretary of State  of the State of Delaware on January 18, 2000; and

      WHEREAS,  the  State  Street  Antiques  Mall,  Inc.  Corporation  is  a

 corporation organized and existing under the laws of the State of  Illinois;

 and

      WHEREAS, the aggregate number of shares which the Illinois  Corporation has authority to issue is 1,000; and

      WHEREAS, the Board of Directors of each of the constituent corporations deems it advisable that the Illinois Corporation be merged into the Delaware

 Corporation on the terms and conditions hereinafter set forth, in accordance with the applicable provisions of the statutes of the States of Delaware and

 Illinois respectively, which permit such merger;

      NOW, THEREFORE, in consideration of the premises and of the agreements,

 covenants and provisions hereinafter contained, the Delaware Corporation and the Illinois  Corporation, by  their respective  Boards of  Directors,  have agreed and do hereby agree, each with the other as follows:


                                  ARTICLE I

      The State  Street  Antiques Mall,  Inc.  Corporation and  the  Delaware

 Corporation shall be merged  into a single  corporation, in accordance  with applicable provisions of the laws of the State of Illinois and of the  State

 of  Delaware,  by  the  Illinois  Corporation  merging  into  the   Delaware

 Corporation, which shall be the surviving Corporation.


                                  ARTICLE II

      Upon the merger becoming effective as  provided in the applicable  laws of the State of  Illinois and of the  State of Delaware  (the time when  the merger shall so become effective being  sometimes herein referred to as  the

 "EFFECTIVE DATE OF THE MERGER"):   January 31, 2000.

      1.   The two Constituent  Corporations shall be  a single  corporation,

 which shall be the  Delaware Corporation as  the Surviving Corporation,  and

 the separate existence of the State  Street Antiques Mall, Inc.  Corporation

 shall cease  except to  the extent  provided by  the laws  of the  State  of

 Illinois in  the  case  of  a corporation  after  its  merger  into  another corporation.


                                 ARTICLE III

      The Certificate of Incorporation of the Delaware Corporation shall  not be amended in any respect by reason of this Agreement of Merger.


                                  ARTICLE IV

      The manner  of  converting  the  outstanding  shares  of  each  of  the

 Constituent Corporations  shall be  as follows:  20 shares  of State  Street

 Antiques Mall, Inc. stock equals 10,000 shares of UBuy2 Inc. stock.

      IN  WITNESS  WHEREOF,  the   Delaware  Corporation  and  the   Illinois

 Corporation,  pursuant  to  the  approval   and  authority  duly  given   by

 resolutions adopted by their respective Boards of Directors have caused this

 Plan and Agreement of Merger to be executed by an authorized officer of each party thereto.

                                                     (A Delaware Corporation)



                                              BY:       Howard Miller
                                                  ---------------------------
                                TITLE OF OFFICER:        President
                                                  ---------------------------

                                                    (An Illinois Corporation)



                                              BY:       Howard Miller
                                                  ---------------------------
                                                      Authorized Officer

                                                                          TIT

                                TITLE OF OFFICER:        President
                                                  ---------------------------

      I, Stanley Miller, Secretary of UBuy2 Inc., a corporation organized and existing under the laws  of the State of  Delaware, hereby certify, as  such

 Secretary of the  said corporation, that  the Agreement of  Merger to  which this certificate is attached, after having been first duly signed on  behalf of said corporation by an authorized officer of UBuy2 Inc., a corporation of the State of Delaware, was duly submitted to the stockholders of said  State

 Street Antiques Mall, Inc., at a special meeting of said stockholders called

 and  held  separately  from  the  meeting  of  stockholders  of  any   other

 corporation, upon waiver of notice, signed by all the stockholders, for  the purpose of considering and taking action upon said Agreement of Merger, that

 20 shares  of  stock  of said  corporation  were  on said  date  issued  and outstanding and that the  holder of 20  shares voted by  ballot in favor  of said Agreement of Merger and the holders of 0 shares voted by ballot against same, the said  affirmative vote  representing at  least a  majority of  the total number of shares of the outstanding capital stock of said corporation,

 and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the  stockholders of said State  Street Antiques Mall, Inc.,  and the duly adopted agreement of said corporation.



      WITNESS my hand on behalf of  said State Street Antiques Mall, Inc.  on this 24th day of January, 2000.



                                                  Stanley Miller
                                                  ---------------------------
                                                  Secretary

 File Number 6083-963-8

                                                             Received
                                                      Winnebago Cty. Recorder

                                                           March 15, 2000

                                                           Time: 3:00 p.m.

                              State of Illinois
                                  Office of
                            The Secretary of State

 Whereas, ARTICLES OF MERGER OF UBUY2 INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.


 Now Therefore, I, Jesse White, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

      In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this day of March A.D. 8th and of the Independence of the United States the two hundred and 24th.

                                         Jesse White
                                         Secretary of State

 Form BCA-11.25                  Articles of Merger
 (Rev. Jan. 1999)            Consolidation or Exchange       File # 6083-9638
 ----------------------------------------------------------------------------
 Jesse White                                              Submit in Duplicate
 Secretary of State
 Department of Business
 Services                              FILED
 Springfield, IL 62756
 Telephone (217) 782-6961           Mar 08 2000
 http://www.sos.state.il.us
                                    Jesse White
                                 Secretary of State


    DO NOT SEND CASH!                                  This space for use by
 Remit payment in check or                             Secretary of State
 money order, payable to
 "Secretary of State."                                 Date: 3-8-00
 Filing Fee is $100, but if
 merger or consolidation                               Filing Fee: $200.00
 involves more than 2
 corporations, $50 for each                            Approved:  TN
 additional corporation.
 ----------------------------------------------------------------------------

 1. Names of the corporations proposing to merge/consolidate/exchange shares, and the state or country of their incorporation:

 Name of Corporation                       State or Country     Corporation
                                           of Incorporation     File Number
 -------------------                       ----------------     -----------
 Rockford Investors Incorporated           Illinois             6083-9638
 State Street Investors of Rockford, Inc.  Illinois             5555-063-8
 East State Street Antiques Mall Inc.      Illinois             6075-987-1
 UBuy2 Inc.                                Delaware             0205458

 ----------------------------------------------------------------------------

 2. The laws of the state or country under which each corporation is incorporated permits such merger, consolidation or exchange.

 ----------------------------------------------------------------------------

 3.   (a)  Name of the surviving/new/acquiring corporation:  UBuy2 Inc.

      (b)  It shall be governed by the laws of:  Delaware

 ----------------------------------------------------------------------------
 If not sufficient space to cover this point, add one or more sheets of this size.

 4.   Plan of merger/consolidation/exchange is as follows:

      On the effective date, Rockford Investors Incorporated will be merged into UBuy2 Inc. The surviving corporation assumes all rights, privileges, assets and liabilities of the non-survivor.

           (a) The shares of the non-survivor are exchanged for shares of the survivor on a 250 for 1 basis.

      On the effective date, State Street Investors, Inc. will be merged into UBuy2 Inc. The surviving corporation assumes all rights, privileges, assets and liabilities of the non-survivor.

           (a) The shares of the non-survivor are exchanged for shares of the survivor on a 500 for 1 basis.

      On the effective date, East State Street Antiques Mall, Inc. will be merged into UBuy2 Inc. The surviving corporation assumes all rights, privileges, assets and liabilities of the non-survivor.

           (a) The shares of the non-survivor are exchanged for shares of the survivor on a 333.33 for 1 basis.

 ----------------------------------------------------------------------------

 5. Plan of merger/consolidation/exchange was approved, as to each corporation not organized in Illinois, in compliance with the laws of the state under which it is organized, and (b) as to each Illinois corporation, as follows:

      (The following items are not applicable to mergers under S 11.30 - 90% owned subsidiary provisions. See Article 7.)

      (Only "X" one box for each Illinois corporation)

              By the shareholders,
              a resolution of the
              board of directors    By written consent of
              having been duly      the shareholders having
              adopted and           not less than the
              submitted to a vote   minimum number of votes
              at a meeting of       required by statute and
              shareholders. Not     by the articles of
              less than the         incorporation.           By written
              minimum number of     Shareholders who have    consent of ALL
              votes required by     not consented in         the shareholders
              statute and by the    writing have been given  entitled to vote
 Name of      articles of           notice in accordance     on the action, in
 Corporation  incorporation voted   with S 7.10              accordance with S
              in favor of the       (S 11.220)               7.10 & S 11.20.
              action taken.                                  _________________
              (S 11.20)


 Rockford         [ X ]                [   ]                      [   ]
 Investors
 Incorporated

 State Street     [ X ]                [   ]                      [   ]
 Investors of
 Rockford,
 Inc.

 East State       [ X ]                [   ]                      [   ]
 Antiques
 Mall, Inc.

 ----------------------------------------------------------------------------

 6. (Not applicable if surviving, new or acquiring corporation is an Illinois corporation)

      It is agreed that, upon and after the issuance of a certificate of merger, consolidation or exchange by the Secretary of State of the State of Illinois:

      a. The surviving, new or acquiring corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Illinois against the surviving, new or acquiring corporation.

      b. The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring corporation to accept service of process in any such proceedings, and

      c. The surviving, new or acquiring corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of "The Business Corporation Act of 1983" of the State of Illinois with respect to the rights of dissenting shareholders.

 ----------------------------------------------------------------------------

 Return to:

      Rockford Investors
      5301 E. State
      Suite 215
      Rockford, IL 61108-0000


 7. (Complete this item if reporting a merger under S 11.30--90% owned subsidiary provisions).

      a. The number of outstanding shares of each class of each merging subsidiary corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent corporation, are:

                         Total Number of Shares    Number of Shares of
                               Outstanding             Each Class
  Name of Corporation         of Each Class         Owned Immediately
                                                        Prior to
                                                  Merger by the Parent
                                                       Corporation

 ______________________  ______________________  ______________________
 ______________________  ______________________  ______________________
 ______________________  ______________________  ______________________
 ______________________  ______________________  ______________________
 ______________________  ______________________  ______________________


      b.   (Not applicable to 100% owned subsidiaries)
           The date of mailing a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging subsidiary corporation was December 23, 1999.

           Was written consent for the merger or written waiver of the30 day period by the holders of all the outstanding shares of all subsidiary corporations received? Yes

           (If the answer is "No," the duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and of the notice of the right to dissent to the shareholders of each merging subsidiary corporation.)

 8. The undersigned corporations have caused these articles to be signed by their duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true. (All signatures must be in BLACK INK.)

 Dated  February 2, 2000                      Rockford Investors Incorporated
      -------------------------------         -------------------------------
        (Month & Day)       (Year)            (Exact Name of Corporation)

 attested by                             by
             ------------------------         -------------------------------
             (Signature of Secretary)                (Signature of President)

             Stanley Miller                   Howard Miller
             ------------------------         -------------------------------
       (Type or Print Name and Title)         (Type or Print Name and Title)

 Dated  February 2, 2000                      State Street Investors of
                                              Rockford, Inc.
      -------------------------------         -------------------------------
        (Month & Day)       (Year)            (Exact Name of Corporation)

 attested by                             by
             ------------------------         -------------------------------
             (Signature of Secretary)                (Signature of President)

             Stanley Miller                   Howard Miller
             ------------------------         -------------------------------
       (Type or Print Name and Title)         (Type or Print Name and Title)


 Dated  February 2, 2000                      East State Street Antiques
                                              Mall, Inc.
      -------------------------------         -------------------------------
        (Month & Day)       (Year)            (Exact Name of Corporation)

 attested by                             by
             ------------------------         -------------------------------
             (Signature of Secretary)                (Signature of President)

             Stanley Miller                   Howard Miller
             ------------------------         -------------------------------
       (Type or Print Name and Title)         (Type or Print Name and Title)